TRIDEX CORPORATION AND SUBSIDIARY
                  Exhibit 11 Computation of Per Share Earnings
                             (Dollars in Thousands)
                                   (Unaudited)


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                                                      Six Months Ended
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                                        June 30, 2000            June 30, 1999
            BASIC:
        EARNINGS (LOSS)
       Net income (loss)                   $(1,187)                 $(1,050)

            SHARES:
    Weighted average shares
          outstanding                     6,368,289                 6,368,289

  EARNINGS (LOSS) PER SHARE -
            BASIC:                          (0.94)                   (0.32)

           DILUTED:
        EARNINGS (LOSS)
       Net income (loss)                   $(1,187)                 $(1,050)

            SHARES:
    Weighted average shares
          outstanding                     6,368,289                 6,368,289

  EARNINGS (LOSS) PER SHARE -
           DILUTED:                         (0.94)                   (0.32)

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